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                                 (EXHIBIT 23.1)











               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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        We have issued our report dated September 26, 1997, accompanying the financial statements included in the Prospectus on Rule 424b5 of Medical Science Systems, Inc. (File No. 333- 37441) filed on December 1, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Medical Science Systems, Inc. on Form S-8.




SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 3, 1998

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